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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements of Phoenix Technologies Ltd. (Form S-8 File Numbers 333-74532, 333-53892, 33-42948, 33-38770, 000-17111, 33-58027, 33-67858, 33-30939, 33-44211,
33-81984, 333-37063, 333-20447, 333-56103 and 333-65291; Form S-3 File Number
333-16309) of our report dated October 17, 2001, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in the Annual Report (Form 10-K) for the year ended September 30, 2001.

                                                          /s/ ERNST & YOUNG LLP

San Jose, California
December 5, 2001